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                                                            Exhibit 23.1


                             Accountants' Consent


The Boards of Directors
Iridium World Communications Ltd. and Iridium LLC:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                           KPMG Peat Marwick LLP



McLean, Virginia
July 13, 1998